UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 15, 2014

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 15, 2014 (the "Effective Date"), Spirit Realty Capital Inc., (the “Company”) through its indirectly-owned subsidiaries, Spirit SPE Portfolio 2006-1, LLC and Spirit SPE Portfolio 2006-2, LLC, ("Landlord"), entered into an Amended and Restated Master Lease (the “Amended Lease”) with Shopko Stores Operating Co., LLC, (“Shopko”), amending and restating the Master Lease between the parties dated May 31, 2006 concerning 112 properties. The Amended Lease continues to be unconditionally guaranteed by Specialty Retail Shops Holding Corp. (the “Guarantor”).

Under the Amended Lease, the term of the lease was extended beyond the original May 31, 2026 expiration date (a) to November 30, 2034 with respect to 39 properties, and (b) to November 30, 2029 with respect to 31 properties. The original expiration date continues to apply to 39 properties, and the term was shortened to less than 4 months for 3 properties. Base rent payable under the Amended Lease as of the Effective Date was $74.7 million, and rent increases continue to occur every three years at the rate of the lesser of (a) 6% and (b) 125% of a metric designed to measure the Consumer Price Index increase over that period.

The Amended Lease expressly provides for Landlord’s partial assignment of its interest in the lease with respect to one or more properties, and contains covenants requiring Tenant and Guarantor to execute documentation in connection therewith. Landlord covenants that it shall not execute assignments reducing base rents below $20 million until after June 1, 2021.

In connection with the lease amendment, Landlord paid Shopko a one-time payment of $18.75 million, of which not less than $13.5 million is to be used within 72 months by Shopko to fund capital improvements in properties subject to the Amended Lease. Landlord also agreed to pay to Shopko $50,000 for each property to which it assigns it rights under the Amended Lease, with such payment due at the time of the assignment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Shopko and Pamida Stores Operating Co., LLC (“Pamida”) are both owned by the Guarantor and together lease 181 properties under three separate master leases (including the Amended Lease) and 2 individual leases with four indirectly-owned subsidiaries of the Company. The Guarantor unconditionally guarantees all of these lease obligations, which contributed 14.3% of the Company’s total revenues in the three months ended September 30, 2014. The properties subject to leases with Shopko and Pamida represented 13.5% of the Company’s total investment portfolio as of September 30, 2014.

ITEM 7.01	REGULATION FD

On December 16, 2014, the Company issued a press release announcing the entry into the Amended Lease. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information, including the information contained in the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

This Current Report and Exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads and changes in the real estate markets), unknown liabilities acquired in connection with acquired properties, portfolios of properties, or interests in real-estate related entities, general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’, including Shopko’s, financial condition and operating performance, and competition from other developers, owners and operators of real estate), risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and additional risks discussed in Spirit’s filings with the Securities and Exchange Commission from time to time, including Spirit’s Annual Report on Form 10-K for the year ended December 31, 2013 and in the prospectus supplements relating to securities offerings recently completed by Spirit. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Amended and Restated Master Lease between Spirit SPE Portfolio 2006-1, LLC and Spirit SPE Portfolio 2006-2, LLC, and Shopko Stores Operating CO., LLC, Dated: December 15, 2014
99.1
Press release announcing the lease modification of the Amended and Restated Master lease between Spirit SPE Portfolio 2006-1, LLC and Spirit SPE Portfolio 2006-2, LLC, and Shopko Stores Operating Co., LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
Date: December 15, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Master Lease between Spirit SPE Portfolio 2006-1, LLC and Spirit SPE Portfolio 2006-2, LLC, and Shopko Stores Operating CO., LLC Dated: December 15, 2014
99.1
Press release announcing the lease modification of the Amended and Restated Master lease between Spirit SPE Portfolio 2006-1, LLC and Spirit SPE Portfolio 2006-2, LLC, and Shopko Stores Operating Co., LLC.